Exhibit 10.4

Final

Convertible Note

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT.  ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

HELIX WIND, CORP.
a Nevada Corporation

9% CONVERTIBLE NOTE

$144,833	February 28, 2010	Note No.: 77

Helix Wind, Corp., a Nevada corporation (the “Company”), for value received, hereby promises to pay to Ian Gardner (the “Holder”), or registered assigns, the principal sum of One Hundred Forty Four Thousand Eight Hundred Thirty Three dollars ($144,833) plus all accrued but unpaid interest on August  22, 2012 (the “Maturity Date”).  Interest shall be computed on the basis of a 365-day year from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of nine percent (9%) per annum, such interest to be due and payable in full on the Maturity Date.  This 9% Convertible Note (this “Note”) is issued pursuant to an offering by the Company which is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”).

Prepayment.  This Note may be prepaid in whole or in part at any time and from time to time without prepayment charge or penalty upon a Forced Conversion Event (as defined below), provided that the Company first provides Holder with notice of such intent to prepay this Note at least thirty (30) days prior to such prepayment so that Holder has an opportunity to convert this Note into Company Common Stock (“Common Stock”), as provided below. Simultaneously with any prepayment of principal, there must also be paid all interest accrued on the amount of principal so prepaid and all other sums then due hereunder or under any instrument, document or other writing now or hereafter securing or pertaining to this Note.

Confidential

A “Forced Conversion Event” shall mean (a) both (i) the per share bid price of the common stock of the Company as quoted on the OTC Bulletin Board is not less $1.50 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Note) and (ii) no less than 200,000 shares of the common stock of the Company have traded on each trading day for not less than three (3) consecutive trading days; or (b) a Change of Control (as defined below).

A “Change of Control” shall be deemed to have occurred upon the consummation of (i) an acquisition of any voting securities of the Company by any person, immediately after which such entity or person has beneficial ownership of fifty-one percent (51%) or more of the then outstanding shares or the combined voting power of the Company’s then outstanding voting securities; (ii) a merger, consolidation or other business combination with or into another unrelated, non-affiliated company (other than Helix Wind, Inc.); or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

Event of Default. In case one or more of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)           default in the payment of all or any part of the principal or interest of any of this Note as and when the same shall become due and payable in accordance with the terms hereof or otherwise and such default continues for 20 business days after written notice from the Holder to the Company; or

(b)           the Company pursuant to or within the meaning of any bankruptcy law (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a custodian, receiver, trustee, assignee, liquidator or similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of her creditors; or

(c)           a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian, receiver, trustee, assignee, liquidator or similar official of The Company or for all or substantially all of the property of the Company, or (iii) orders the liquidation of the Company and such order or decree remains unstayed and in effect for 10 days;

then, in each case where an Event of Default occurs, cumulative of and in addition to all other rights and remedies available to the Holder, the Holder, may, at its option, declare the outstanding principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable (said amount hereinafter referred to as the “Default Amount”).

Confidential

No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Holder to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

The Company waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

Conversion.  The Holder shall have the right, at his or her own option, at any time and from time to time prior to the close of business on the Maturity Date, and the Company, upon the conditions set forth in the Section below entitled “Mandatory Conversion” shall have the right, to convert the outstanding principal and accrued interest of this Note into fully-paid and non-assessable shares of Common Stock of the Company (“Common Stock”) at a conversion price equal to (i) the outstanding principal and accrued interest of this Note on the conversion date divided by (ii) fifty cents ($0.50) (the “Conversion Price”).  In order to exercise this conversion privilege, the Holder shall surrender this Note to the Company during usual business hours at the Company’s principal executive office, accompanied by written notice and representations in form satisfactory to the Company that the Holder elects to convert this Note into Common Stock, including without limitation, representations that the Common Stock is being acquired for investment and not with a view to distribution within the meaning of the Act.

If the Company subdivides its Common Stock by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock into which this Note is convertible, the number of shares purchasable hereunder shall be proportionately increased and the Conversion Price shall be proportionately decreased.  If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Conversion Price shall be proportionately increased and the number of Shares shall be proportionately decreased.  Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon conversion of this Note, Holder shall be entitled to receive, upon conversion of this Note, the number and kind of securities and property that Holder would have received if this Note had been exercised immediately before such reclassification, exchange, substitution, or other event.  The provisions of this paragraph shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

Confidential

Mandatory Conversion.  Notwithstanding anything contained herein to the contrary, if a Forced Conversion Event occurs, then the Company will  deliver  written notice by registered mail to the Holder (a “Forced Conversion Notice” and the date such notice is delivered to the Holder, the “Forced Conversion Notice Date”) to cause the Holder to convert all or part of the then outstanding principal amount of this Note plus, if so specified in the Forced Conversion Notice, accrued but unpaid interest and other amounts owing to the Holder under this Note, it being agreed that the “Conversion Date” shall be deemed to occur on the 30th business day following the Forced Conversion Notice Date (such day, the “Forced Conversion Date”).

If the Holder does not convert this Note as directed in the Forced Conversion Notice, then notwithstanding such inaction on the part of the Holder, as of the close of business on the Forced Conversion Date the Holder shall not be entitled to the benefits and rights of this Note but shall only be entitled to such benefits and rights as provided in the Forced Conversion Notice. For example, if the Forced Conversion Notice provides that on the Forced Conversion Notice Date the entire outstanding principal amount of the Note plus all accrued and unpaid interest shall be converted to Common Stock and the Holder does not deliver the Note to the Company in exchange for the Common Stock, on the Forced Conversion Date the Note shall terminate and have no further force and effect and the only right that the Holder shall have is the right to receive the appropriate number of shares of Common Stock.

This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder and their respective heirs, successors and assigns.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

Helix Wind, Corp.

By: /s/ Scott Weinbrandt
Name: Scott Weinbrandt
Title: Chairman & President

Confidential